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CBRL Group, Inc.

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CBRL GROUP, INC.

2002 OMNIBUS INCENTIVE COMPENSATION PLAN

1.

PURPOSE.

The purpose of the CBRL Group, Inc. 2002 Omnibus Incentive Compensation Plan (the “Plan”) is to provide motivation to Employees of the Company and its Subsidiaries and Affiliates to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries and Affiliates by providing incentives to such Employees through the ownership and performance of Common Stock of the Company.  Toward this objective, the Committee may grant stock options, SAR, Stock Awards, performance shares, cash bonuses and other incentive awards to Employees of the Company and its Subsidiaries and Affiliates on the terms and subject to the conditions set forth in the Plan. In addition, this Plan is intended to enable the Company to effectively attract, retain and reward Outside Directors by providing for grants of Outside Director Options to Outside Directors.

2.

DEFINITIONS.

2.1

“Affiliate” means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of that entity or at least 20% of the ownership interests in that entity.

2.2

“Award” means any form of stock option, SAR, Stock Award, performance shares, cash bonus or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.3

“Award Notice” means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

2.4

“Board” means the Board of Directors of the Company.

2.5

“Cause” means matters which, in the judgment of the Committee, constitute any one or more of the following:  (i) intoxication while on the job; (ii) theft or dishonesty in the conduct of the Company’s business; (iii) willful neglect or negligence in the management of the Company’s business, or violation of Company race or gender anti-harassment policies; (iv) violence that results in personal injury; or (v) conviction of a crime involving moral turpitude.

2.6

“Change In Control” means the happening of any of the following:

a. any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary, or any employee benefit plan of the Company or any Subsidiary, becomes the beneficial owner of the Company's securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

b. as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, after the transaction less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor corporation or cooperative or entity, entitled to vote generally in the election of the directors of the Company, or other successor corporation or other entity, are held in the aggregate by the holders of the Company's securities who immediately prior to the transaction had been entitled to vote generally in the election of directors of the Company; or

c. during any period of 2 consecutive years, individuals who at the beginning of the period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during the relevant 2-year period was approved by a vote of at least 2/3 of the directors of the Company then still in office who were directors of the Company at the beginning of that period.

2.7

“Change In Control Price” means the highest closing price (or, if the shares are not traded on an exchange, the highest last sale price or closing “asked” price) per share paid for the purchase of Common Stock in a national securities market during the 60-day period ending on the date the Change In Control occurs (or, where applicable, the occurrence of the Potential Change in Control event), as determined by the Committee.

2.8

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9

“Committee” means the Compensation and Stock Option Committee of the Board, or any other committee designated by the Board, authorized to administer the Plan under Section 3 of this Plan. The Committee shall consist of not less than 2 members who shall be appointed by, and shall serve at the pleasure of, the Board. It is intended that the directors appointed to serve on the Committee shall be “independent” as defined by the Company from time to time, and that they shall be “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m) and its related regulations). However, the mere fact that a Committee member fails to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan.

2.10

“Common Stock” means the $0.01 par value common stock of the Company.

2.11

“Company” means CBRL Group, Inc. or any successor.

2.12

“Covered Employee” means an individual who is, with respect to the Company, an individual defined in Code Section 162(m)(3).

2.13

“Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an incentive stock option (within the meaning of Section 8 of this Plan), Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which that Disability relates.

2.14

“Effective Date” is defined in Section 6.

2.15

“Employee” means an employee of the Company, a Subsidiary or an Affiliate.

2.16

“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time.

2.17

“Fair Market Value” with respect to the Common Stock, as of any given date, unless otherwise determined by the Committee in good faith, means the reported closing sale price of a share of Common Stock on the automated quotation system or other market or exchange that is the principal trading market for the Common Stock, or if no sale of a share of Common Stock is so reported on that date, the fair market value of a share of Common Stock as determined by the Committee in good faith.

2.18

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

2.19

“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate of the Company.

2.20

“Outside Director Option” means a stock option award to an Outside Director under Section 27.

2.21

“Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.22

“Potential Change in Control” means the happening of any one of the following:

a.  the approval by shareholders of an agreement by the Company which would result in a Change in Control of the Company when consummated; or

b.  the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company or Subsidiary employee benefit plan, including any trustee of the plan acting as trustee) of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company (without being accompanied by a formal statement or public filing disclaiming any intention to obtain or exercise control of the Company) and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

2.23

“Qualified Performance-Based Award” means (i) any stock option or SAR granted under the Plan, or (ii) any other Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures as set forth in Section 13.

2.24

“Qualified Performance Measures” means 1 or more of the performance measures listed in Section 13.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

2.25

“SAR” is an Award that shall entitle the recipient to receive a payment equal to the appreciation in value of a stated number of shares of Common Stock from the price established in the Award to the market value of that number of shares of Common Stock on the date of exercise.

2.26

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

2.27

“Section 162(m) Cash Maximum” means $1,000,000.

2.28

“Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company.

2.29

“Stock Award” means an Award granted pursuant to Section 10 in the form of shares of Common Stock, restricted shares of Common Stock or Units of Common Stock.

2.30

“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50% or more.

2.31

“Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until the Award is paid, canceled, forfeited or terminated, as the case may be: shares of Common Stock, SARs and performance shares may be expressed in terms of Units of Common Stock.

3.

ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to: (a) interpret the Plan; (b) establish any rules and regulations  it deems necessary for the proper operation and administration of the Plan; (c) select Employees to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, SAR, Stock Award, performance share, cash bonus, or other incentive award established by the Committee, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice; (e) determine whether Awards should be granted singly, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award in the event of a Participant’s termination of employment or when that action or actions would be in the best interests of the Company; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.2, which the Committee determines are consistent with the Plan’s purpose; and (i) take all other action it deems necessary or advisable for the proper operation or administration of the Plan. Subject to Section 24, the Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Company or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on all persons, including the Company and Participants.

The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company under conditions and limitations the Committee may establish; however, only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders or Covered Employees.

Notwithstanding the general authority granted in this Section 3, the Committee (and any delegate of the Committee) has no authority to determine terms or conditions of awards to Outside Directors, which shall be governed solely by Section 27 of this Plan.

4.

ELIGIBILITY.

Any Employee is eligible to become a Participant in the Plan. Outside Directors are eligible to receive awards only pursuant to Section 27 and not pursuant to any other provisions of this Plan.

5.

NUMBER OF SHARES AVAILABLE.

The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 2.5 million shares, subject to adjustment as provided in Section 19. Any shares of Common Stock related to Awards that are settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the related shares or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Company of the purchase price of Common Stock upon exercise of a stock option, or for withholding taxes due as a result of that exercise, shall again be available for Awards under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock with respect to 1 or more options and/or SARs that may be granted during any 1 calendar year under the Plan to any 1 Participant shall be 300,000.  For purposes of this limitation, forfeited, canceled or repriced shares granted to a Participant in any given calendar year shall continue to be counted against the maximum number of shares that may be granted to that Participant in that calendar year.  The maximum fair market value of any Awards (other than options, SARs and cash bonuses) that may be received by a Participant (less any consideration paid by the Participant for that Award) during any 1 calendar year under the Plan shall be the equivalent value of 300,000 shares of Common Stock as of the first business day of such calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares.

6.

EFFECTIVE DATE; TERM.

The Plan shall become effective as of the date upon which it is approved by the shareholders of the Company (the “Effective Date”). No Awards or Outside Director Options shall be exercisable or payable before the Plan becomes effective.  This Plan shall remain in effect until terminated by action of the Board.

7.

PARTICIPATION.

The Committee shall select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

8.

STOCK OPTIONS.

8.1

Grants.  Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code, other tax-qualified stock options, or non-qualified stock options (i.e., stock options that are not incentive or other tax-qualified stock options), or a combination of any of those.

8.2

Terms and Conditions of Options.  An option shall be exercisable in whole or in such installments and at the times determined by the Committee. The Committee also shall determine the performance or other conditions, if any, which must be satisfied before all or part of an option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, not less than 110%) in the case of incentive stock options, and not less than 85% (or, in the case of a Covered Employee, not less than 100%) in the case of other stock options, of the Fair Market Value of the Common Stock on the date of the stock option grant. Each stock option shall expire not later than 10 years (or, in the case of an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, not later than 5 years) from its date of grant.

8.3

Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Accordingly, incentive stock options may only be granted to Employees who are employees of the Company or a Subsidiary, and the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or other limit required by the Code). Each incentive stock option shall expire not later than 10 years from its date of grant.

8.4

Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, establish other terms, conditions, restrictions and limitations, if any, on any stock option Award, provided they are not inconsistent with the Plan. Without limiting the generality of the foregoing, options may provide for the automatic granting of new options at the time of exercise.

8.5

Exercise.  The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements, so long as they do not in any way conflict with the requirements of applicable law), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered by Participants; however, if shares of Common Stock are used to pay the exercise price of a stock option, those shares must have been held by the Participant for at least 6 months (or any shorter or longer period necessary to avoid a charge to the Company’s earnings for financial reporting purposes).

9.

STOCK APPRECIATION RIGHTS.

9.1

Grants.  Awards may be granted in the form of SARs. The SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. In the case of SARs granted in tandem with stock options granted prior to the grant of the SARs, the appreciation in value is the difference between the option price of the related stock option and the Fair Market Value of the Common Stock on the date of exercise.  The number of SARs granted may never exceed the lesser of the number of shares of Common Stock still available under the Plan at the time of the SAR grant or 625,000.

9.2

Terms and Conditions of Tandem SARs.  A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of that SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by the exercise.

9.3

Terms and Conditions of Freestanding SARs.  Freestanding SARs shall be exercisable in whole or in the installments and at the times determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed 10 years. The exercise price of a Freestanding SAR shall also be determined by the Committee; however, that price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the Freestanding SAR grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.

9.4

Deemed Exercise.  The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of the affected SAR if at that time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of the SAR.

9.5

Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.

STOCK AWARDS.

10.1

Grants.  Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine. Stock Awards may be actual shares of Common Stock or the economic equivalent thereof (“Stock Award Units”).  The total number of Stock Award Units granted at any time may not exceed the lesser of the number of shares of Common Stock available for grant at the time of the Stock Award Unit grant or 625,000.

10.2

Award Restrictions.  Stock Awards shall be subject to terms, conditions, restrictions, and limitations, if any, the Committee deems appropriate including, without limitation, restrictions on transferability and continued employment of the Participant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse.

10.3

Rights as Shareholder.  During the period in which any restricted shares of Common Stock are subject to restrictions imposed pursuant to Section 10.2, the Committee may, in its discretion, grant to the Participant to whom restricted shares have been awarded all or any of the rights of a shareholder with respect to those shares, including, without limitation, the right to vote those shares and to receive dividends.

10.4

Evidence of Award.  Any Stock Award granted under the Plan may be evidenced in any manner the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.

PERFORMANCE SHARES.

11.1

Grants.  Awards may be granted in the form of performance shares. “Performance shares” in this Plan mean shares of Common Stock or Units which are expressed in terms of Common Stock and which are subject to performance criteria as discussed in Section 11.2.

11.2

Performance Criteria.  The award of performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree the objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at times it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

11.3

Additional Terms and Conditions.  The Committee may, by way of the Award Notice or otherwise, determine other terms, conditions, restrictions and limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

12.

PLAN CASH BONUSES.

While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and to cash awards made outside of the Plan.  Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses shall be granted and the amount, terms and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no Covered Employee shall be eligible to receive a cash bonus in excess of the Section 162(m) Cash Maximum in any fiscal year; and no cash bonus shall be granted pursuant to this Plan to any Covered Employee unless the cash bonus constitutes a Qualified Performance-Based Award in accordance with the provisions of Section 13.

13.

PERFORMANCE GOALS FOR CERTAIN SECTION 162(m) AWARDS.

13.1

162(m) Exemption.  This Plan shall be operated to ensure that all stock options and SARs granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

1.1

Qualified Performance-Based Awards.  When granting any Award other than stock options or SARs, the Committee may designate the Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to that Award, and the Committee wishes the Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for the Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Measures, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary:

(1)

 return on capital, equity, or assets (including economic value created),

(2)

 productivity,

(3)

 cost improvements,

(4)

 cash flow,

(5)

 sales revenue growth,

(6)

 net income, earnings per share, or earnings from operations,

(7)

 quality,

(8)

 customer satisfaction,

(9)

 comparable store sales, or

(10) stock price or total shareholder return.

Measurement of the Company’s performance against the goals established by the Committee shall be objectively determinable, and to the extent goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in those principles after that date.

13.3

Performance Goal Conditions.  Each Qualified Performance-Based Award (other than a stock option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Measures, together with the satisfaction of any other conditions, such as continued employment, the Committee may determine to be appropriate; however, (i) the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the performance goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 26 shall apply notwithstanding this sentence.

13.4

Certification of Goal Achievement.  Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 13.3, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Measures or to increase the amount payable under, or the value of, the Award, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

14.

PAYMENT OF AWARDS.

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property the Committee shall determine. In addition, payment of Awards may include terms, conditions, restrictions and limitations, if any, the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Payment of Awards may be made in a lump sum, or in installments, as determined by the Committee.

15.

DIVIDEND AND DIVIDEND EQUIVALENTS.

If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, subject to Section 13.1 of this Plan, to include as part of the Award in those forms an entitlement to receive dividends or dividend equivalents with respect to Stock Awards, performance shares, or options which are vested, subject to terms, conditions, restrictions and limitations, if any, the Committee may establish. Dividends and dividend equivalents shall be paid in a form and manner (i.e., lump sum or installments), and at a time or times the Committee shall determine. All dividends or dividend equivalents that are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested in additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to that Award.

16.

DEFERRAL OF AWARDS.

At the discretion of the Committee, payment of a Stock Award, performance share, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until a time the Committee may establish. All deferrals shall be accomplished by the delivery of a written, irrevocable request by the Participant prior to the time payment would otherwise be made, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that deferrals comply with all applicable requirements of the Code and its regulations.  Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee also may credit interest, at rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock. The Committee also may, in its discretion, require deferral of payment of any Award or portion of it, if payment of the Award would, or could in the reasonable estimation of the Committee, result in the Participant receiving compensation in excess of the maximum amount deductible by the Company under the provisions of Code Section 162(m), as amended.

17.

TERMINATION OF EMPLOYMENT.

If a Participant’s employment with the Company or a Subsidiary or Affiliate terminates for Cause or for a reason other than death, Disability, retirement, or any other approved reason, all unexercised, unearned, and unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute Disability, retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of a Participant’s death, Disability, retirement or termination for an approved reason.

18.

NO ASSIGNMENT.

No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; however, the Committee may (but need not) permit other transfers where the Committee concludes that transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) the duly appointed conservator or other lawfully designated representative of the Participant in the case of a permanent Disability involving a mental incapacity or (b) the transferee in the case of an Award transferred in accordance with the preceding sentence.

19.

ADJUSTMENT OF NUMBER OF SHARES AVAILABLE.

If there is a change in the number of outstanding shares of Common Stock through the declaration of stock dividends or stock splits, the number of shares available for Awards, the shares subject to any Award, the shares underlying any Outside Director Option, and the option prices or exercise prices of Awards and Outside Director Options shall be automatically adjusted such that the value of the Awards held by the Participants immediately following the change is the same as that value immediately prior to the change. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock of the Company (or any successor to the Company), or any other transaction described in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the number and kind of shares of stock that may be issued under the Plan, including in connection with Outside Director Options, and any adjustments and modifications to outstanding Awards and Outside Director Options as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make appropriate adjustments in the shares of stock available for issuance under the Plan, including in connection with Outside Director Options, and any adjustments and/or modifications to outstanding Awards and Outside Director Options as it deems appropriate.

20.

WITHHOLDING TAXES.

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event, the Company may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

21.

NONCOMPETITION; CONFIDENTIALITY.

For purposes of this Section 21, “Company” shall include any Subsidiary or Affiliate employing the Participant. A Participant will not, without the written consent of the Company, either during or after his or her employment by the Company, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her work as an employee of Company, or as demanded by a subpoena issued by a court of competent jurisdiction, if the Participant gives notice of the demand to the Company as soon as reasonably possible after receipt of the subpoena. The confidential information of the Company includes, but is not limited to, all technology, recipes, business systems and styles, customer lists and all other Company proprietary information not generally known to the public.  During Participant’s employment by the Company, he or she will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which he or she has worked for the Company. Unless the Award Notice specifies otherwise, a Participant shall forfeit all rights under this Plan to any unexercised or unpaid Awards or to the deferral of any Award, dividend, or dividend equivalent, if, in the determination of the Committee, the Participant has violated the Agreement set forth in this Section 21, and in that event any further payment, deferral of payment, or other action with respect to any Award, dividend, or dividend equivalent shall be made or taken, if at all, in the sole discretion of the Committee.

22.

REGULATORY APPROVALS AND LISTINGS.

Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of the shares to quotation or listing on the automated quotation system or stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of the shares under any State or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

23.

PLAN AMENDMENT.

Except as provided in Section 26, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without shareholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing stock options or otherwise increase the benefits accruing to Participants or Outside Directors, (ii) increase the number of shares of Common Stock issuable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to shareholder approval; and, the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b) of the Exchange Act, (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

24.

AWARD AMENDMENTS.

Except as provided in Section 26, the Committee may amend, modify or terminate any outstanding Award or Outside Director Option without approval of the Participant or Outside Director, as applicable; however:

a. except as otherwise provided in Section 21, subject to the terms of the applicable Award Notice, an amendment, modification or termination shall not, without the Participant’s or Outside Director’s consent, as applicable, reduce or diminish the value of the Award or Outside Director Option determined as if the Award or Outside Director Option had been exercised, vested, cashed in (at the spread value in the case of stock options or SARs) or otherwise settled on the date of that amendment or termination;

b. the original term of any stock option or SAR may not be extended without the prior approval of the shareholders of the Company;

c. except as otherwise provided in Section 19, the exercise price of any stock option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

d. no termination, amendment, or modification of the Plan shall adversely affect any Award or Outside Director Options previously granted under the Plan, without the written consent of the affected Participant or Outside Director.

25.

GOVERNING LAW.

This Plan shall be governed by and construed in accordance with the laws of the State of Tennessee, except as superseded by applicable Federal law.

26.

CHANGE IN CONTROL.

Subject to the limitations set forth in this Section 26, but only if and to the extent determined by the Committee or the Board at or after the affected award or grant and subject to any right of approval expressly reserved by the Committee or the Board at the time of the determination, in case of a Change in Control or a Potential Change in Control, the following provisions shall apply to any Award which has not previously terminated or expired:

a. any SAR and any stock option or Outside Director Option awarded under this Plan that is not previously vested and exercisable shall become fully vested and exercisable;

b. the restrictions applicable to any Award which are not already vested under the Plan shall lapse, and those existing shares and awards shall be deemed fully vested;

c. unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, the value of all vested outstanding stock options, SARs, Outside Director Options and other Awards, shall be cashed out on the basis of the Change in Control Price as of the date the Change in Control or Potential Change in Control is determined to have occurred (or other date determined by the Board or Committee prior to the Change in Control);

d. the Board or the Committee may impose additional conditions on the acceleration or valuation of any Award in the applicable Award Notice; and

e. for purposes of making payment to Participants in connection with performance shares, each performance period for which the Committee has granted performance shares (a “current performance period”) shall be treated as terminating upon the date the Change in Control or Potential Change in Control is determined to have occurred (or other date determined by the Board or Committee prior to the Change in Control), and for each current performance period and each completed performance period for which the Committee has not on or before that date made a determination as to whether and what degree the performance objectives for the period have been attained (a “completed performance period”), it shall be assumed that the performance objectives have been attained at a level of 100% or the equivalent. If the Participant is participating in one or more current performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive that prorated portion of the Awards previously granted for each of those performance periods. The prorated portion shall be determined by multiplying the number of performance shares granted to the Participant by a fraction, the numerator of which is the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed since the beginning of the performance period, and the denominator of which is the total number of years in the performance period. A Participant in one or more completed performance periods shall be considered to have earned and, therefore, be entitled to receive all the performance shares previously granted during each performance period.

27.

AWARDS TO OUTSIDE DIRECTORS.

27.1

Application.  The provisions of this Section 27 apply only to awards to Outside Directors made in accordance with this Section. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this Section 27.

27.2

Awards, Restrictions and Conditions.

a.  At the Effective Date, each person elected to serve as an Outside Director on that date will receive a non-qualified stock option (within the meaning of Section 8.1) to purchase 5,000 shares of Common Stock.  The date on which the election occurs is the date of this grant.  The exercise price per share of each option granted pursuant to this Section 27.2a. shall equal the Fair Market Value per share of Common Stock on the last business day immediately prior to the date of this grant.  These options shall vest and become exercisable in 3 equal annual installments, with the first 1/3 vesting on the first anniversary of the date of this grant.

b.  On the date of each Annual Meeting of Shareholders of the Company following the Annual Meeting of Shareholders in 2002, unless this Plan has been previously terminated, each Outside Director who will continue as a director following the meeting will receive a non-qualified stock option (within the meaning of Section 8.1) to purchase 5,000 shares of Common Stock.  The date on which the Annual Meeting of Shareholders occurs is the date of this grant.  The exercise price per share of each option granted pursuant to this Section 27.2.b. shall equal the Fair Market Value per share of Common Stock on the last business day immediately prior to the date of the grant.  These options shall vest and become exercisable in 3 equal annual installments with the first 1/3 vesting on the first anniversary of the date of the grant.

c. If any person who was not previously a member of the Board is elected or appointed an Outside Director following the Effective Date, but prior to the July 31 immediately preceding the first annual meeting of shareholders following his or her election of appointment, that Outside Director will receive a non-qualified stock option (within the meaning of Section 8.1) to purchase 5,000 shares of Common Stock.  The date prior to July 31 on which the election or appointment occurs is the date of this grant.  The exercise price per share of each option granted pursuant to this Section 27.2.c. shall equal the Fair Market Value per share of Common Stock on the last business day immediately prior to the date of this grant.  These options shall vest and become exercisable in 3 equal annual installments, with the first 1/3 vesting on the first anniversary of the date of this grant.

d. No Outside Director Option shall be exercisable prior to vesting.  Each unexercised Outside Director Option shall expire on the 10th anniversary of the date of grant.

e. The exercise price may be paid in cash or in shares of Common Stock which have been owned for at least 6 months (or any shorter or longer period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), and including shares of Common Stock subject to an Outside Director Option.

f.  Outside Director Options shall not be transferable without the prior written consent of the Board other than transfers by the Outside Director (i) to a member of his or her Immediate Family or a to trust for the benefit of the Outside Director or a member of his or her Immediate Family, directly or by will or by the laws of descent and distribution, or (ii) to a fund affiliated with him or her.

g. Grantees of Outside Director Options shall enter into a stock option agreement with the Company setting forth the exercise price and other terms and restrictions as provided in this Plan.

h. Upon termination of an Outside Director’s service as a Company director, (i) all Outside Director Options that are vested and exercisable and held by that Outside Director will remain vested and exercisable through their expiration dates and (ii) all remaining Outside Director Options held by that Outside Director will become exercisable and vested to the extent of any shares that would have become exercisable and vested within a 12-month period ending on the anniversary date of termination of service. The options which vest under this provision must be exercised, if at all, within that same 12-month period, until a director qualifies for retirement from the Board after reaching at least 50 years of age and 7 years of Board service as a director.  After reaching retirement status, a director whose Board service ends will be permitted to exercise all options vested pursuant to these provisions until the stated expiration date of the options.  Any unvested Outside Director Options held by the Outside Director on the date of termination of service will be forfeited to the extent of any shares that would not have become vested and exercisable on or before that same anniversary date. The Board may, in its sole discretion, elect to accelerate the vesting of any Outside Director Options in connection with the termination of service of any individual Outside Director.

i. Outside Director Options shall be subject to Section 26. The number of shares and the exercise price per share of each existing Outside Director Option shall be adjusted automatically when, and in the same manner as, the number of shares and the exercise price of Stock Options under Section 19 are adjusted pursuant to Section 19. The number of shares underlying potential future Outside Director Options shall be adjusted automatically when, and in the same manner as, the number of shares underlying outstanding Stock Options are adjusted pursuant to Section 19.

j. The Board, in its sole discretion (and absent other express action, without affecting the size of future option grants), may reduce the size of any Outside Director Option prior to grant or to postpone the vesting and exercisability of any Outside Director Option prior to grant.

28.

NO RIGHT TO EMPLOYMENT OR PARTICIPATION.

Participation in the Plan shall not give any Participant any right to remain in the employ, or to serve as a director, of the Company or any Subsidiary or Affiliate. The Company or, in the case of employment with a Subsidiary or Affiliate, the Subsidiary or Affiliate, reserves the right to terminate the employment of any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

29.

NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Section 10.3 hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, those rights shall be no greater than the rights of an unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or to make payments in lieu of, or with respect to, Plan awards. However, unless the Committee determines otherwise with the express consent of the affected Participant, the existence of any such trusts or other arrangements is consistent with this “unfunded” status of the Plan.

30.

SECURITIES LAWS.

With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

31.

REQUIRED WRITTEN REPRESENTATIONS.

The Committee may require each person purchasing shares pursuant to a stock option or other award under the Plan to represent to and agree with the Company in writing that the optionee or Participant is acquiring any shares of Common Stock without a view to their distribution. The certificates for shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to stop transfer orders and other restrictions the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to the applicable restrictions. Each Participant is responsible for fully complying with all applicable state and federal securities laws and rules and the Company assumes no responsibility for compliance with any such laws or rules pertaining to a Participant’s resale of any shares of Common Stock acquired pursuant to this Plan.

32.

NON-EXCLUSIVE ARRANGEMENT.

Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required; and those arrangements may be either generally applicable or applicable only in specific cases.

33.

LIMITS ON LIABILITY AND INDEMNIFICATION.

The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made under the Plan in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to all other rights of indemnification they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, and against all amounts paid by them in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid to them in satisfaction of a judgment in that action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties. Within 60 days after institution of any action, suit or proceeding covered by this Section, the Committee member must inform the Company in writing of the claim and offer the Company the opportunity, at its own expense, to handle and defend the matter.